Exhibit 99.1

October 31, 2019

For immediate release

CALIFORNIA WATER SERVICE GROUP ANNOUNCES

THIRD QUARTER 2019 EARNINGS AND EQUITY PROGRAM

SAN JOSE, Calif. — California Water Service Group (NYSE: CWT) today announced net income of $42.4 million or $0.88 earnings per diluted common share for the third quarter of 2019, compared to net income of $36.2 million or $0.75 earnings per diluted common share for the third quarter of 2018. In addition, the Company announced the initiation of a $300 million three-year at-the-market equity sales program.

According to President and Chief Executive Officer Martin A. Kropelnicki, the activity in the quarter is indicative of the Company’s long-term strategy.

“Our third quarter results reflect continued execution on our plans and budget. We were pleased to reach the previously announced settlement with the Public Advocates Office on the bulk of our California infrastructure plans through 2021. We are embarking on a market equity program over the next three years to support these investments and maintain a balanced capital structure.”

“In addition, our team and systems have performed well through multiple Public Safety Power Shutoffs (PSPS),” Kropelnicki said. “Our preparation and training have kept service levels high despite the interruptions in electric service,” he said.

Quarterly Net Income

The $6.2 million increase in net income was primarily due to general rate increases of $6.1 million, a $5.5 million increase in unbilled revenue accrual, a reduction of $1.3 million in business development expenses, and a $0.8 million increase in allowance for equity funds used during construction. These factors were offset by increases in operating expenses of $1.3 million for depreciation and amortization, $1.0 million in employee wages, $0.8 million in costs attributable to electric utilities’ PSPS programs and wildfire management, and $0.4 million in property taxes.

Unbilled revenue accrual is outside the Company’s immediate control. The quarter’s increase in unbilled revenue mirrored the accrual reduction from the first two quarters of 2019. Also outside the Company’s control this quarter was a $0.4 million decrease in unrealized gain on certain benefit plan investments.

Equity Program Initiation by the Company

The Company entered into an equity distribution agreement today with Morgan Stanley & Co. LLC, Robert W. Baird & Co. Incorporated, Blaylock Van, LLC and Wells Fargo Securities, LLC to sell shares of its common stock having an aggregate gross sales price of up to $300 million from time to time depending on market conditions through an at-the-market equity offering program over the next three years. The Company intends to use the net proceeds from these sales, after deducting commissions on such sales and offering expenses, for general corporate purposes, which may include working capital, construction and acquisition expenditures, investments and repurchases, and redemptions of securities.

Regulatory Update

On October 8, 2019, California Water Service (Cal Water), the largest subsidiary of the Company, jointly filed a formal settlement agreement in its 2018 General Rate Case (GRC) with the Public Advocates Office of the California Public Utilities Commission (CPUC) covering the majority of open matters in the case. The largest component of the GRC is Cal Water’s infrastructure improvement plan for 2019-2021. If the CPUC approves the settlement agreement, Cal Water would be authorized to include in rates $609 million to $628 million of new projects throughout the state in 2019 to 2021, along with approximately $200 million for completion of additional projects begun in 2018 and prior periods. Included in these figures are $148 million of advice letter authorizations, which would not be included in rates until the related projects are completed.

Details of Financial Results for the Third Quarter of 2019

Total revenue increased 5.1% to $232.5 million in the third quarter of 2019 compared to $221.3 million in the third quarter of 2018. The increase in revenue was primarily due to rate increases of $7.9 million, of which $1.8 million was related to increased water costs, and $5.5 million was related to an increase in accrued unbilled revenue. These increases were partially offset by revenue balancing account changes which reduced revenue $1.6 million.

Total operating expenses increased $7.0 million, or 4.0%, to $181.0 million in the third quarter of 2019 compared to $174.0 million in the third quarter of 2018.

Water production expenses increased $1.8 million, or 2.2%, to $80.6 million in the third quarter of 2019 compared to $78.8 million in the third quarter of 2018, primarily due to an increase in wholesaler water rates. Actual water production costs were less than adopted costs. As designed, the California revenue decoupling mechanisms record a decrease to revenue equal to the decrease in California water production costs relative to adopted water production costs.

Administrative and general and other operations expenses increased $2.9 million, to $51.3 million in the third quarter of 2019, primarily due to increases of $2.2 million in conservation program costs, $0.9 million of outside services, $0.5 million of costs attributable to electric utilities’ Public Safety Power Shutoff (PSPS) programs and wildfire management, $0.7 million of GRC settlement and asset impairment costs, and $0.6 million in employee wages which were partially offset by a $2.2 million deferral of costs associated with deferred revenues, and a $1.0 million decrease in health care costs. Changes in employee pension benefits, employee and retiree medical costs, and water conservation program costs for regulated California operations generally do not affect earnings, as the Company is allowed by the CPUC to record these costs in balancing accounts for future recovery, creating a corresponding change to revenue.

Maintenance expenses increased $0.3 million, or 4.4%, to $7.1 million in the third quarter of 2018, primarily due to increased costs of $0.3 million for wildfire management.

Income taxes increased $0.4 million due to an increase in pre-tax income from operations. The Company’s estimated combined effective income tax rate for 2019 is 22 percent.

Depreciation and amortization expense increased $1.3 million, to $22.3 million, in the third quarter of 2019, as compared to $21.0 million in the third quarter of 2018, due to utility plant investments through 2018.

Net other income, net of income taxes, increased $0.9 million in 2019, primarily due to a $1.3 million decrease in business development expense and a $0.8 million increase in allowance for equity funds used during construction. These were partially offset by the non-recurrence of a $0.5 million benefit from Company-owned life insurance which occurred in 2018 and a $0.4 million decrease in unrealized gain on certain benefit plan investments.

Year-to-Date Results

For the nine-month period ended September 30, 2019, net income was $51.8 million or $1.08 earnings per diluted common share, compared to net income of $50.2 million or $1.04 earnings per diluted common share for the nine-month period ended September 30, 2018.

The $1.6 million increase in net income was driven primarily by $15.2 million of general rate increases, a $3.6 million increase in unrealized income from certain benefit plan investments due to market conditions, a $5.0 million reduction in business development expenses, and a $2.4 million increase in allowance for equity funds used during construction. These were partially offset by a $1.4 million reduction in unbilled revenue accrual, increased operating expenses of $11.8 million, increased net interest expenses of $1.9 million, and a $1.6 million decrease in benefit from Company owned life insurance.

Operating expense changes included increases of $4.3 million in depreciation and amortization, $4.2 million in employee wages, $2.7 million in outside services, $1.6 million in property taxes, and $1.1 million of costs attributable to electric utilities’ PSPS programs and wildfire management.

Water System Improvements

During the first nine months of 2019, the total Company-funded and developer-funded capital investment was $194.9 million, a decrease of $18 million, or 8.5%, compared to $212.9 million in the first nine months of 2018. The decrease in utility plant investment was primarily due to construction delays caused by wetter than normal weather in the first half of the year and coordination with the resolution of the 2018 California GRC.

California Revenue Decoupling Mechanisms

The under-collected net receivable balance in the Water Revenue Adjustment Mechanism and Modified Cost Balancing Account was $62.6 million as of September 30, 2019, an increase of 11.5%, or $6.5 million, from the balance of $56.1 million as of December 31, 2018.

Other Information

All stockholders and interested investors are invited to listen to the third quarter 2019 conference call on October 31, 2019 at 8:00 a.m. PT (11:00 a.m. ET) by dialing 1-833-832-5130 or 1-509-844-0151 and keying in ID # 7245767. A replay of the call will be available from 11:00 a.m. PT (2:00 p.m. ET) on October 31, 2019 through December 31, 2019, at 1-855-859-2056 or 1-404-537-3406, ID# 7245767. The replay will also be available under the investor relations tab at www.calwatergroup.com. Prior to the call, Cal Water will post a slide presentation on its website. The presentation can be found at www.calwatergroup.com/docs/2019q3slides.pdf after 6:00 a.m. PT. The call will be hosted by President and Chief Executive Officer Martin A. Kropelnicki, Vice President and Chief Financial Officer Thomas F. Smegal III, Vice President, Corporate Development and Chief Regulatory Affairs Officer Paul G. Townsley, and Vice President and Corporate Controller David B. Healey.

California Water Service Group is the parent company of California Water Service, Washington Water Service, New Mexico Water Service, Hawaii Water Service, CWS Utility Services, and HWS Utility Services. Together, these companies provide regulated and non-regulated water service to nearly 2 million people in California, Washington, New Mexico, and Hawaii. California Water Service Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

Sales of the shares of the Company’s common stock through the managers, as the Company’s sales agents, may be made by any method deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices or as otherwise agreed between the Company and the managers.

The public offering is being made pursuant to an effective shelf registration statement (including a prospectus) that has been filed with the Securities and Exchange Commission (“SEC”). Prior to investing, prospective investors should read the prospectus in that registration statement, the related prospectus supplement and other documents the Company has filed with the SEC for more complete information about the Company and the offering. These documents may be obtained for free by visiting EDGAR on the SEC website at http://www.sec.gov. In addition, copies of the prospectus and prospectus supplement relating to the shares of common stock offered in the offering may be obtained from: Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, Second Floor, New York, New York 10014; Robert W. Baird & Co. Incorporated, Attention: Syndicate Department, 777 East Wisconsin Ave., Milwaukee, WI 53202, by telephone: (800) 792-2473, or by email: syndicate@rwbaird.com; Blaylock Van, LLC, Attention: Prospectus Department, 600 Lexington Avenue, 3rd Floor, New York, New York 10022, by telephone: (212) 715-6603, or by email: sba@brv-LLC.com; or Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, by telephone: (800) 326-5897, or by email: cmclientsupport@wellsfargo.com.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Company's common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: ability to invest or apply the proceeds from the issuance of common stock in an accretive manner; governmental and regulatory commissions' decisions, including decisions on proper disposition of property; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief and other actions; increased risk of inverse condemnation losses as a result of climate conditions; inability to renew leases to operate water systems owned by others on beneficial terms; changes in California State Water Resources Control Board water quality requirements; changes in environmental compliance and water quality standards; electric power interruptions, especially as a result of Public Safety Power Shutoff programs for the 2019 fire season as we further develop approaches to manage that risk; housing and customer growth trends; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with unions; changes in customer water use patterns and the effects of conservation; the impact of weather, climate, natural disasters, and diseases on water quality, water availability, water sales and operating results, and the adequacy of our emergency preparedness; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

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Contact

Tom Smegal

408-367-8200 (analysts)

Shannon Dean

408-367-8243 (media)

CALIFORNIA WATER SERVICE GROUP

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands, except per share data)

	September 30	December 31
	2019	2018
ASSETS
Utility plant:
Utility plant	$3,411,219	$3,229,446
Less accumulated depreciation and amortization	(1,067,965)	(996,723)
Net utility plant	2,343,254	2,232,723
Current assets:
Cash and cash equivalents	51,257	47,176
Receivables:
Customers	45,624	30,037
Regulatory balancing accounts	33,437	42,394
Other	16,977	17,101
Unbilled revenue	42,562	33,427
Materials and supplies at weighted average cost	7,804	6,586
Taxes, prepaid expenses, and other assets	14,395	11,981
Total current assets	212,056	188,702
Other assets:
Regulatory assets	382,484	353,569
Goodwill	2,615	2,615
Other assets	82,845	60,095
Total other assets	467,944	416,279
Total Assets	$3,023,254	$2,837,704

CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock, $.01 par value; 68,000 shares authorized, 48,145 and 48,065 outstanding in 2019 and 2018, respectively	$481	$481
Additional paid-in capital	341,988	337,623
Retained earnings	415,326	392,053
Total common stockholders' equity	757,795	730,157
Long-term debt, net	807,478	710,027
Total capitalization	1,565,273	1,440,184
Current liabilities:
Current maturities of long-term debt, net	5,280	104,911
Short-term borrowings	155,100	65,100
Accounts payable	108,593	95,580
Regulatory balancing accounts	6,887	12,213
Accrued interest	14,410	5,674
Accrued expenses and other liabilities	43,674	37,688
Total current liabilities	333,944	321,166
Unamortized investment tax credits	1,649	1,649
Deferred income taxes	229,237	213,033
Pension and postretirement benefits other than pensions	203,557	193,538
Regulatory liabilities and other	260,812	256,522
Advances for construction	190,272	186,342
Contributions in aid of construction	238,510	225,270
Commitments and contingencies
Total Capitalization and Liabilities	$3,023,254	$2,837,704

CALIFORNIA WATER SERVICE GROUP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Unaudited

(In thousands, except per share data)

For the Three Months ended:

	September 30,	September 30,
	2019	2018
Operating revenue	$232,537	$221,288
Operating expenses:
Operations:
Water production costs	80,568	78,818
Administrative and general	26,779	26,493
Other operations	24,550	21,943
Maintenance	7,065	6,768
Depreciation and amortization	22,273	21,009
Income taxes	12,194	11,786
Property and other taxes	7,541	7,142
Total operating expenses	180,970	173,959
Net operating income	51,567	47,329
Other income and expenses:
Non-regulated revenue	4,118	4,703
Non-regulated expenses	(4,351)	(4,897)
Other components of net periodic benefit cost	(1,857)	(1,975)
Allowance for equity funds used during construction	1,868	1,023
Income tax benefit on other income and expenses	330	305
Net other income (loss)	108	(841)
Interest expense:
Interest expense	10,279	10,875
Allowance for borrowed funds used during construction	(1,028)	(560)
Net interest expense	9,251	10,315
Net Income	$42,424	$36,173
Earnings per share
Basic	$0.88	$0.75
Diluted	$0.88	$0.75
Weighted average shares outstanding
Basic	48,141	48,070
Diluted	48,141	48,070
Dividends per share of common stock	$0.1975	$0.1875

CALIFORNIA WATER SERVICE GROUP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Unaudited

(In thousands, except per share data)

For the Nine Months ended:

	September 30,	September 30,
	2019	2018
Operating revenue	$537,679	$530,779
Operating expenses:
Operations:
Water production costs	190,795	191,797
Administrative and general	81,310	77,195
Other operations	64,913	60,307
Maintenance	19,212	17,596
Depreciation and amortization	66,967	62,677
Income taxes	13,524	16,950
Property and other taxes	21,902	20,253
Total operating expenses	458,623	446,775
Net operating income	79,056	84,004
Other income and expenses:
Non-regulated revenue	14,149	13,967
Non-regulated expenses	(10,470)	(16,449)
Other components of net periodic benefit cost	(4,308)	(6,984)
Allowance for equity funds used during construction	5,087	2,644
Income tax (expense) benefit on other income and expenses	(985)	1,882
Net other income (loss)	3,473	(4,940)
Interest expense:
Interest expense	33,532	30,207
Allowance for borrowed funds used during construction	(2,783)	(1,359)
Net interest expense	30,749	28,848
Net Income	$51,780	$50,216
Earnings per share
Basic	$1.08	$1.04
Diluted	$1.08	$1.04
Weighted average shares outstanding
Basic	48,121	48,058
Diluted	48,121	48,058
Dividends per share of common stock	$0.5925	$0.5625